EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Donaldson Company, Inc. of our report dated September 8, 1999, included in the 1999 Annual Report to Shareholders of Donaldson Company, Inc.

     Our audit also included the financial statement schedule of Donaldson Company, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We also consent to the incorporation by reference in the Registration Statement Number 333-56027 on Form S-8 dated June 4, 1998, Registration Statement Number 33-27086 on Form S-8 dated February 17, 1989, Registration Statement Number 2-90488 on Form S-8 dated May 2, 1984 as amended through Post Effective Amendment No. 1 dated January 7, 1988, and Registration Statement Number 33-44624 dated December 20, 1991 of our report dated September 8, 1999, with respect to the consolidated financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule of Donaldson Company, Inc. included in this Annual Report on Form 10-K of Donaldson Company, Inc.


                                       /s/ Ernst & Young LLP


Minneapolis, Minnesota
October 27, 1999